UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
June 10, 2010
Date of Report (Date of earliest event reported)
CNB CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	033-00737 (Commission file number)	38-2662386 (I.R.S. Employer Identification No.)
303 North Main Street, Cheboygan MI 49721
(Address of principal executive offices, including Zip Code)
(231) 627-7111
(Registrant’s telephone number, including area code)
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
Susan A. Eno, President and Chief Executive Officer of CNB Corporation announces that at its June 10, 2010 meeting the Board of Directors of CNB Corporation voted that no dividend will be paid for the second quarter of 2010.
Factors contributing to this decision continue to be similar to those in the prior year. Those factors continue to include the capital impact from the 2008 year end net loss due to the write down of investment securities as well as the impact of the provision for loan losses during 2009 by Citizens National Bank.
Going forward CNB Corporation and Citizens National Bank are focused on preserving and building capital. One component of accomplishing this goal is suspending dividends until there are signs of improvement in the capital and credit markets.
The CNB Corporation Board of Directors reassesses the dividend each quarter based on earnings performance and the economic outlook.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)
/s/ Susan A. Eno
Susan A. Eno
President and Chief Executive Officer

Dated: June 14, 2010